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                                                                      EXHIBIT 11

Exhibit 11.   Statement of Computation of Per Share Income (Loss)

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
                                                                               1997          1996          1995
                                                                               ----          ----          ----
              Income (loss) applicable to common stock                   $2,305,000    $4,807,000      $705,000

              Weighted average number of common
                shares outstanding                                        3,786,480     3,779,364     3,745,760
              Options issued to executive and officers                       65,897         7,543             -
                                                                       -----------------------------------------
              Weighted average number of common
                shares and common share equivalents                       3,852,377     3,786,907     3,745,760


              Basic earnings per share                                        $0.61         $1.27         $0.19
              --------------------------------------------------------------------------------------------------

              Diluted earnings per share                                      $0.60         $1.27         $0.19
              --------------------------------------------------------------------------------------------------
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